HemaCare Reports Increase in Second Quarter Profit on Record Revenue

LOS ANGELES, CA -- (Marketwire - August 10, 2009) - HemaCare Corporation (OTCBB: HEMA) announced today second quarter 2009 results, which include a 5% increase in revenue compared to the same quarter of 2008. Income from continuing operations was $369,000, compared to $165,000 for the same quarter of 2008, an increase of 124%. Net income in the quarter was $357,000, or $0.04 per share, compared to $428,000, or $0.04 per share, in the second quarter of 2008.

Gross profit from continuing operations increased $249,000, or 14%, in the quarter to $2 million. The gross profit margin from continuing operations in the quarter was 20%, compared to 19% in the second quarter of 2008. General and administrative expenses for the quarter increased $102,000, or 7%, compared to the same period of 2008. For the quarter, general and administrative expenses represented 16% of revenue, unchanged from the same period in 2008.

Commenting on the results, John Doumitt, the Company's Chief Executive Officer, stated, "We are pleased to report record revenues and improved profitability in the second quarter. This is the seventh consecutive quarter of profits from continuing operations, and we continue to see benefits from our operational improvement and sales initiatives. We remain committed to growing sales and margins in an increasingly competitive environment by delivering exceptional value to customers."

About HemaCare Corporation

Founded in 1978, HemaCare is a provider of blood products and services to the healthcare industry. HemaCare is licensed by the FDA and accredited by the AABB. The Company focuses on the customized delivery of human blood-related products and services.

This press release contains "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words "anticipates," "expects," "intends," "plans" and similar expressions. These forward-looking statements include, but are not limited to "we continue to see benefits from our operational improvement and sales initiatives," and "we remain committed to growing sales and margins in an increasingly competitive environment by delivering exceptional value to customers." Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation, the following: costs increasing more rapidly than market prices could reduce profitability; changes in demand for blood products could affect profitability; declining blood donations could affect profitability; competition may cause a loss of customers and an inability to pass on increases in costs thereby impacting profitability; changing economic conditions could impact the ability of customers to pay the Company's invoices; operations depend on services of qualified professionals and competition for their services is strong; industry regulations and standards could increase operating costs or result in closure of operations; federal legislative proposals relating to the provision of health care may have a material effect on the Company; the discontinuation of the operation of the Company's Florida-based research subsidiary may hinder the Company's ability to generate profits; the decrease in reimbursement rates may affect profitability; not-for-profit status gives advantages to competitors; pandemic or epidemic outbreak of disease could significantly impact blood donations and have a material adverse impact on profitability; the potential inability of the Company to meet future capital needs could impact ability to operate; reliance on relatively few vendors for significant supplies and services could affect the Company's ability to operate; potential adverse effect from changes in the healthcare industry, including consolidations, could affect access to customers; future technological developments or alternative treatments could jeopardize the business; limited access to insurance could affect ability to defend against possible claims; the ability to attract, retain and motivate management and other skilled employees; product safety and product liability could provide exposure to claims and litigation; targeted partner blood drives involve higher collection costs; environmental risks could cause the Company to incur substantial costs to maintain compliance; the threat of business interruption due to terrorism and the security measures taken in response to terrorism could adversely impact profitability; business interruption due to earthquakes could adversely impact profitability; the evaluation and consideration of strategic alternatives, and other significant projects, may distract management from reacting appropriately to business challenges and lead to reduced profitability; strategy to acquire companies may result in unsuitable acquisitions or failure to successfully integrate acquired companies, which could lead to reduced profitability; the Articles of Incorporation and Rights Plan could delay or prevent an acquisition or sale of HemaCare; quarterly revenue and operating results may fluctuate in future periods and the Company may fail to meet investor expectations; the Company's stock is traded on the OTC Bulletin Board and therefore is subject to greater market risk than those of exchange-traded stocks since they are less liquid; the Company's stock price could be volatile; future sales of equity securities could dilute the Company's common stock; the lack of dividend payments could impact the price of the Company's common stock; the evaluation of internal control and remediation of potential problems will be costly and time consuming and could expose weaknesses in financial reporting; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

                           HemaCare Corporation
                        Condensed Consolidated Data
                                (Unaudited)

Statements of       Three Months Ended June 30,  Six Months Ended June 30,
 Income:                2009          2008          2009          2008
                    ------------  ------------- ------------  -------------

Revenue             $ 10,029,000  $   9,562,000 $ 19,739,000  $  18,168,000

Gross Profit        $  2,034,000  $   1,785,000 $  3,571,000  $   3,287,000
                    ------------  ------------- ------------  -------------

General and
 administrative
 expenses           $  1,617,000  $   1,515,000 $  3,071,000  $   2,925,000

Other expense       $          -  $      65,000 $          -  $      65,000
                    ------------  ------------- ------------  -------------

Income before
 income taxes and
 discontinued
 operations         $    417,000  $     205,000 $    500,000  $     297,000

Provision for
 income taxes       $     48,000  $      40,000 $     50,000  $      45,000

                    ------------  ------------- ------------  -------------
Net income before
 discontinued
 operations         $    369,000  $     165,000 $    450,000  $     252,000
                    ------------  ------------- ------------  -------------

(Loss) income from
 discontinued
 operations, net of
 tax impact         $    (12,000) $     263,000 $    (25,000) $     263,000
                    ------------  ------------- ------------  -------------

Net income          $    357,000  $     428,000 $    425,000  $     515,000
                    ============  ============= ============  =============

Basic earnings per
 share              $       0.04  $        0.04 $       0.05  $        0.06
                    ============  ============= ============  =============

Diluted earnings
 per share          $       0.04  $        0.04 $       0.04  $        0.06
                    ============  ============= ============  =============

Weighted average
 shares outstanding
 - basic              10,028,000      9,635,000    9,966,000      9,272,000
                    ============  ============= ============  =============

Weighted average
 shares outstanding
 - diluted            10,109,000      9,654,000   10,030,000      9,283,000
                    ============  ============= ============  =============

Balance Sheets:        June 30,    December 31,
                         2009          2008
                    ------------  -------------
Assets
Cash and cash
 equivalents        $    894,000  $     903,000
Other current
 assets                7,038,000      8,298,000
Non-current assets     4,327,000      4,495,000
                    ------------  -------------
Total assets        $ 12,259,000  $  13,696,000
                    ============  =============

Liabilities and
 Shareholders'
 Equity
Current liabilities $  6,535,000  $   8,513,000
Long-term
 liabilities             678,000        645,000
Shareholders'
 equity                5,046,000      4,538,000
                    ------------  -------------
Total liabilities
 and shareholders'
 equity             $ 12,259,000  $  13,696,000
                    ============  =============

Contact:
HemaCare Corporation
Robert S. Chilton
Executive Vice President and Chief Financial Officer
877-310-0717
www.hemacare.com